Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 200 to Registration Statement No. 333-142592 on Form N-1A of our report dated November 25, 2015, relating to the financial statements and financial highlights of BlackRock 20/80 Target Allocation Fund (formerly BlackRock Conservative Prepared Portfolio), BlackRock 40/60 Target Allocation Fund (formerly BlackRock Moderate Prepared Portfolio), BlackRock 60/40 Target Allocation Fund (formerly BlackRock Growth Prepared Portfolio) and BlackRock 80/20 Target Allocation Fund (formerly BlackRock Aggressive Prepared Portfolio), each a series of BlackRock Funds II (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2015. We also consent to references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 24, 2016